Exhibit 2



    NON-TRANSFERABLE WARRANT TO PURCHASE CLASS B CONVERTIBLE PREFERRED STOCK
                                       of
                        OPTICARE EYE HEALTH CENTERS, INC.
                           Void after October 15, 2002

         This certifies that, for value received, OXFORD HEALTH PLANS, INC. ("Holder") is entitled, subject to the terms set forth below, to purchase from OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation (the "Company"), Twenty-Eight Thousand Seven Hundred Fifty-Eight (28,758) shares of the Class B Convertible Preferred Stock of the Company, par value $.0l per share (the "Class B Preferred Stock"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Class B Preferred Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

         This Warrant is issued in connection with the transactions described in that certain Warrant Agreement dated as of October 15, 1997, by and among the Company, the Holder and others (the "Warrant Agreement"). The holder of this Warrant is subject to certain restrictions set forth in the Warrant Agreement and shall be entitled to certain rights and privileges set forth in the Warrant Agreement. This warrant is one of the Warrants referred to as the "Warrants" in the Warrant Agreement.

         1. TERM OF WARRANT. Subject to the terms and conditions set forth herein and to Section 1.4 of the Warrant Agreement, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern Daylight Time, on October 15, 2002, and shall be void thereafter.

         2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be $93.68 per share of Class B Preferred Stock, as adjusted from time to time pursuant to Section 11 hereof.

         3.  EXERCISE OF WARRANT.

         (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for more than the number of shares which may then constitute the maximum number purchasable (such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment
(i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or
(iii) by a combination of (i) and (ii), of the purchase price of the shares of Class B Preferred Stock to be purchased.





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                                     - 2 -



         (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Class B Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Class B Preferred Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

         (c) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary but subject nonetheless to the provisions of Section 1.4 of the Warrant Agreement, if the fair market value of one share of Class B Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Class B Preferred Stock computed using the following formula:

                  X = Y(A-B)
                      ------
                      A

     Where        X =      the number of shares of Class B Preferred Stock to be
                           issued to the Holder

                  Y = the number of shares of Class B Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A =      the fair market value of one share of the Company's
                           Class  B  Preferred   Stock  (at  the  date  of  such
                           calculation)

                  B  =     Exercise  Price  (as  adjusted  to the  date  of such
                           calculation)

For purposes of the above calculation, fair market value of one share of Class B Preferred Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Class B Preferred Stock is convertible at the time of such exercise. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company's initial public offering, and (ii) the number of shares of Common Stock into which each share of Class B Preferred Stock is convertible at the time of such exercise.


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                                     - 3 -


         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. RIGHTS OF STOCKHOLDERS. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

         7. RESTRICTIONS ON TRANSFER. The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant, the shares of Class B Preferred Stock issuable upon the exercise of all or any portion of this Warrant and the shares of Common Stock issuable upon conversion of the Class B Preferred Stock (the "Securities") are subject to the provisions of Section 1.3 of the Warrant Agreement, which include restrictions on transfer of the Securities.

         8. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Class B Preferred Stock a sufficient number of shares to provide for the issuance of Class B Preferred Stock upon the exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Class B Preferred Stock) and, from time to time, will take all steps necessary to amend its certificate of incorporation as amended (the "Certificate") to provide sufficient reserves of shares of Class B Preferred Stock issuable upon exercise of the Warrant (and shares of its Common Stock for issuance on conversion of such Class B Preferred Stock). The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Class B Preferred Stock upon the exercise of this Warrant.

         9.  NOTICES.

         (a) Whenever the Exercise Price or number of shares of Class B Preferred Stock purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

         (b) In case:

             (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or


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                                     - 4 -


             (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of 51% of the assets of the Company, to another corporation, or

             (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Class B Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Class B Preferred Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

         (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

         10.  AMENDMENTS.

         (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than sixty percent
(60) of the shares of Class B Preferred Stock issuable upon exercise of any and all outstanding warrants issued pursuant to the Warrant Agreement (the "Class B Preferred Stock Warrants"), even without the consent of the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon each holder of any of the Class B Preferred Stock Warrants, each future holder of all such Class B Preferred Stock Warrants, each future holder of all such Class B Preferred Stock Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Class B Preferred Stock issuable upon exercise of their Class B Preferred Stock Warrants. The Company shall promptly give notice to all holders of Class B Preferred Stock Warrants of any amendment effected in accordance with this Section 10.

         (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         11.  ADJUSTMENTS.   The  Exercise  Price   and  the  number  of  shares
purchasable hereunder are subject to adjustment from time to time as follows:

              11.1 CONVERSION OR REDEMPTION OF CLASS B PREFERRED STOCK. Should all of the Company's Class B Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, automatically converted into shares of the Company's Common Stock in accordance with the Certificate, then this Warrant shall become immediately exercisable for that number of shares of the Company's Common Stock equal to


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                                     - 5 -


the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Class B Preferred Stock received thereupon had been simultaneously converted immediately prior to such event.

              11.2 MERGER, SALES OF ASSETS, ETC. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

              11.3 RECLASSIFICATION, ETC. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11. No adjustment shall be made pursuant to this Section 11.3, upon any conversion or redemption of the Class B Preferred Stock which is the subject of Section 11.1.

              11.4 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

              11.5 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

              11.6 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

              11.7 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

         12.  MISCELLANEOUS.

              12.1 GOVERNING LAW. This Warrant shall be governed by and construed according to the laws of the State of Connecticut.

              12.2 REFERENCES. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Warrant. Any reference to "this Section" refers to the whole number section in which such reference is contained.

              12.3 DEFINITIONS. Capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Warrant Agreement.




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                                     - 7 -





         IN WITNESS WHEREOF, OPTICARE EYE HEALTH CENTERS, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  October 15, 1997

                                      OPTICARE EYE HEALTH CENTERS, INC.

                                      By /s/ Dean Yimoyines
                                        ------------------------------

HOLDER:

(individual)


-----------------------------
Name:




(other)
NAME:  OXFORD HEALTH PLANS, INC.


By: /s/ Jeffery H. Boyd
   --------------------------
   Jeffery H. Boyd
   General Counsel and Executive Vice President


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                                     - 8 -





                               NOTICE OF EXERCISE

TO:      OPTICARE EYE HEALTH CENTERS, INC.

         (1) The undersigned hereby (A) elects to purchase ______ shares of Class B Preferred Stock of OPTICARE EYE HEALTH CENTERS, INC. pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of ______ shares of Class B Preferred Stock, pursuant to the provisions of Section 3(c) of the attached Warrant.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Class B Preferred Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Class B Preferred Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Class B Preferred Stock in the name of the undersigned or in such other name as is specified below:


                                     ------------------------------
                                     (Name)


                                     ------------------------------
                                     (Name)


         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                     ------------------------------
                                     (Name)


------------------------------       ------------------------------
(Date)                               (Signature)